EXHIBIT 99.3

CERTIFICATION

REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18

OF THE UNITED STATES CODE

In connection with the annual report of Harvest Energy Trust (the "Trust") on Form 40-F for the year ended December 31, 2008 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, I, John Zahary, President & Chief Executive Officer of the Trust, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: March 27, 2009

/s/ John Zahary
John Zahary
President & Chief Executive Officer